UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 20, 2016

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. (“Annual Meeting”) was held on May 20, 2016.

(b) The results of the matters submitted to a shareholder vote at the Annual Meeting were as follows:

1. Election of Directors: Our shareholders elected the following 13 directors to each serve a one-year term expiring on the date of our 2017 annual meeting of shareholders or until his or her successor has been duly chosen and qualified.

	For	Against	Abstain	Broker Non-Votes
Lloyd C. Blankfein	309,963,585	11,571,483	1,547,571	44,295,827
M. Michele Burns	294,794,472	27,126,751	1,161,416	44,295,827
Gary D. Cohn	315,353,377	7,006,030	723,232	44,295,827
Mark Flaherty	319,919,804	2,194,766	968,069	44,295,827
William W. George	298,060,943	23,793,744	1,227,952	44,295,827
James A. Johnson	294,196,757	28,322,946	562,936	44,295,827
Lakshmi N. Mittal	252,827,322	69,388,664	866,653	44,295,827
Adebayo O. Ogunlesi	305,992,028	16,221,545	869,066	44,295,827
Peter Oppenheimer	320,225,124	2,083,431	774,084	44,295,827
Debora L. Spar	302,974,839	19,303,879	803,921	44,295,827
Mark E. Tucker	320,029,343	2,054,915	998,381	44,295,827
David A. Viniar	319,578,398	3,239,775	264,466	44,295,827
Mark O. Winkelman	320,955,633	1,737,782	389,224	44,295,827

2. Advisory Vote to Approve Executive Compensation (“Say on Pay”): Our shareholders approved the Say on Pay proposal.

For	Against	Abstain	Broker Non-Votes
214,380,093	106,810,013	1,892,533	44,295,827

3. Ratification of Appointment of Independent Registered Public Accounting Firm: Our shareholders ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ended December 31, 2016.

For	Against	Abstain
363,937,951	2,916,748	523,767

4. Shareholder Proposal to Prohibit Vesting of Equity Awards Upon Entering Government Service: Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
15,631,672	305,747,980	1,702,987	44,295,827

5. Shareholder Proposal to Change Vote Counting Standard for Shareholder Proposals: Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
16,196,012	305,752,226	1,134,401	44,295,827

6. Shareholder Proposal to Require an Independent Board Chairman: Our shareholders did not approve this proposal.

For	Against	Abstain	Broker Non-Votes
97,563,049	223,952,996	1,566,594	44,295,827

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: May 20, 2016	By:	/s/ Gregory K. Palm
Name: Gregory K. Palm
Title: Executive Vice President and General Counsel